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                                                                    EXHIBIT 23.5

                        CONSENT OF CHARTERED ACCOUNTANTS

The Directors
Circo Craft Co. Inc.

     We hereby consent to the use in the Registration Statement of Viasystems, Inc. on Form S-4 of our report dated February 1, 1996 relating to the consolidated statements of earnings, retained earnings and changes in financial position of Circo Craft Co. Inc. for the year ended December 31, 1995 included in the Prospectus, which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Deloitte & Touche

Chartered Accountants
Montreal, Quebec
April 15, 1998